UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2023

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2023, Inspirato Incorporated (“Inspirato” or the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company did not meet the $15,000,000 minimum market value of publicly held shares required to maintain continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”) for the 30-business day period ended November 20, 2023. The Notice has no immediate effect on the listing or trading of the Company’s Class A Common Stock or warrants on the Nasdaq Global Market.

Under applicable Nasdaq rules, the Company will have 180 calendar days (the “Compliance Period”) from the date of the Notice, or until May 28, 2024, to regain compliance by meeting the continued listing requirements. Specifically, the market value of the Company's publicly held shares must close at $15,000,000 or more for a minimum of 10 consecutive business days. The Company is currently evaluating various courses of action to regain compliance with the MVPHS Rule. If the Company is unable to regain compliance with the MVPHS Rule by May 28, 2024, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. The Company may, at that time, request a hearing to appeal the delisting determination, which appeal will ordinarily suspend such delisting determination until a decision is issued by Nasdaq subsequent to the hearing. There can be no assurance that any such appeal would be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspirato Incorporated
Dated: December 1, 2023
	By:	/s/ Robert Kaiden
Name: Robert Kaiden
Title: Chief Financial Officer